QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.9

Heritage Property Investment Trust, Inc.
131 Dartmouth Street
Boston, MA 02116

April 28, 2004

Personal and Confidential
By Hand

Mary Kate Herron
29 Prospect Street
West Newton, MA 02465

  Re:
  Separation Agreement

Dear Mary Kate:

As we discussed with respect to your departure from Heritage Property Investment Trust, Inc., its affiliates and subsidiaries ("Heritage"), your employment with Heritage will end effective July 2, 2004 (the "Separation Date"). The purpose of this letter is to set forth our agreement with respect to your separation (the "Agreement"). This Agreement is intended to provide you with benefits substantially equivalent to those you would have received pursuant to the form of Severance Agreement you were provided but did not execute prior to the Separation Date. This Agreement is in lieu of that Severance Agreement and supercedes it in all respects.

Under this Agreement, you and Heritage agree as follows:

1.
General.    Except as otherwise provided in this Agreement, no compensation or benefits, other than those listed below, will accrue or be owing in any respect of any period after the Separation Date, and no other liability of either Heritage or you, of any kind, will accrue on account of the termination of your employment.

2.
Salary and Bonus Payments.    In connection with your separation of employment, you will be entitled to the following payments:

  (a)    Accrued Salary.    Heritage will pay you your accrued salary through the Separation Date by making direct deposit of your paycheck on normal bi-weekly payroll dates. To the extent that any payroll dates are missed because this Agreement had not taken effect, all back salary amounts shall be paid on the first payroll date after the Effective Date. Additionally, on the first payroll date after the Effective Date, Heritage will pay you all your unused, accrued vacation time in the amount of $7,153.39, equivalent of 105.68 hours of vacation. All payments under this section will be based on your 2004 base rate of pay (i.e., $132,000) less the deductions required by law.

  (b)    Additional Salary Payment.    Heritage agrees to pay you an additional amount of $132,000, which is the equivalent of 12 months of your 2004 base rate of pay, less the deductions required by law.

  (c)    Bonus Payment.    Heritage agrees to pay you a bonus payment of $32,400, which is the equivalent of 12 months of your average annual bonus during the past three fiscal years, less the deductions required by law.

  (d)    Method of Payment.    One half of the total payments provided for in Section 2 (b)–(c) hereof, as applicable, i.e. $82,200, shall be made as salary continuation, net of tax withholding, payable in equal installments at Heritage's regular payroll periods and in accordance with its regular payroll practices, continuing for the 12-month period following the Separation Date. The remaining $82,200, net of tax withholding, shall be made in a lump-sum payment on the Separation Date.

3.
Other Benefits.

  (a)    Insurance Benefits.    Following the Separation Date, you may be eligible to continue to participate in the Company's group health and dental insurance plans pursuant to COBRA. To the extent that you so elect, Heritage will pay for you to continue under COBRA your current Health, Dental and Group Life Insurance benefits for 12 months following the Separation Date. To the extent you become entitled to comparable coverage under the insurance plan of another employer, including a partnership, following the Separation Date, no benefit provided under this provision will be provided to you.

  (b)    401k Plan.    Following the Separation Date, you will cease accruing amounts in your 401(k) as you will no longer be employed by Heritage. Through the Separation Date, employee contributions will be made in accordance with your direction as well as appropriate employer matching contributions subject to the terms of the 401(k) plan and applicable law. Following the Separation Date, you will be entitled to transfer your account balance or take a distribution according to Plan rules and procedures.

  (c)    Outplacement Services.    We will make available to you outplacement assistance in an amount not to exceed $5,000 with such amount being paid directly by the Company to Berke & Price or another outplacement firm selected by you, which for this purpose may include Leigh Quinn or his firm; provided, however, that such outplacement assistance is utilized by you during the period between the effective date of this Agreement and December 31, 2004.

  (d)    Expense Reimbursement.    Heritage will reimburse you for any unpaid, reasonable business expenses incurred by you up to the date of this Agreement upon delivery by you to Heritage of appropriate back-up documentation.

4.
Equity Compensation.    With respect to your shares of common stock and stock options, the following provisions will apply:

  (a)    Vested Stock Options.    As of the date of this Agreement, you hold vested options to purchase 23,000 shares of Heritage common stock under Heritage's Amended and Restated 2000 Equity Incentive Plan. The Equity Incentive Plan provides that these options will continue to be exercisable by you for ninety (90) days following the Separation Date, or through September 30, 2004. Following September 30, 2004, any unexercised options will terminate. You will continue to be entitled to participate in Heritage's cashless exercise program during the period in which your options are exercisable. To the extent that you incur any federal or state taxes in connection with the exercise of these options and/or the sale of any shares in connection with the exercise, you will be required to pay or Heritage will withhold those taxes.

  (b)    Unvested Stock Options.    As of the date of this Agreement, you also hold unvested options to purchase 37,000 shares of Heritage common stock under the Equity Incentive Plan. These options are not yet exercisable. However, Heritage agrees to accelerate the vesting of all of these options so that they will be immediately exercisable and will remain exercisable for one-hundred and eighty (180) days following the Separation Date, or through December 29, 2004. Following December 29, 2004, any unexercised options will terminate. As stated above, you will continue to be entitled to participate in Heritage's cashless exercise program during the period in which your options are exercisable. To the extent that you incur any federal or state taxes in connection with the acceleration of these otherwise unvested options, the exercise of these options and/or the sale of any shares in connection with the exercise, you will be required to pay or Heritage will withhold those taxes.

  (c)    Unrestricted Shares of Common Stock.    Heritage's records indicate that as of the date of this Agreement, you own 6,000 shares of common stock free and clear of any restriction or risk of forfeiture. You will be entitled to retain these shares of common stock following the Separation Date. In connection with the vesting of 2,000 shares of common stock in March 2004, Heritage has delivered to the Internal Revenue Service $18.097.50 as payment of applicable federal and state taxes incurred by you as a result of the vesting of these shares. Heritage shall be entitled to offset the amount of these taxes paid against the payment of your accrued salary through the Separation Date and/or the lump sum payment required on the Separation Date pursuant to Section 2(d) hereof. The 2,000 shares are currently held free and clear of any restriction or risk of forfeiture in your account at UBS Financial Services, Inc. (Acct. # JG74476). If you would like to close this account, you should contact Thomas McGivern at UBS Financial Services, Inc. (212-713-7886).

  (d)    Restricted Shares.    As of the date of this Agreement, you own 6,000 shares of common stock subject to restrictions on transfer and risk of forfeiture. These transfer restrictions and risk of forfeiture would not otherwise terminate completely until February 2007. However, Heritage agrees to accelerate the termination of these restrictions to the Separation Date so that as of the Separation Date, you will own these shares free and clear of any restrictions or risk of forfeiture. To the extent that you incur any federal or state taxes in connection with the early termination of these restrictions, you will be required to pay or Heritage will withhold those taxes. You agree that you are not entitled to any performance shares for 2004.

  (e)    Special Stock Awards.    Included in the 6,000 restricted shares referred to in (d) are the 1,000 restricted shares of common stock you were issued as part of an overall award to members of senior management of Heritage following Heritage's initial public offering. In addition, under this overall award, the Board of Directors also reserved an additional 2,000 restricted shares of common stock for possible future issuance to you over two years, subject to your continued employment and other terms and conditions. You agree that you are not entitled to the additional installments of these special stock awards.

  (f)    Schedule.    A Schedule of the above stock and options with their respective vesting dates are attached hereto as Exhibit A.

5.
Resignation as an Officer.    Effective immediately by your signing this Agreement, you resign from your positions as an officer of Heritage and its subsidiaries.

6.
Transition/Cooperation In Future Matters.    In consideration for the matters set forth on Exhibit B, you hereby agree that up to and following the date of this Agreement, you will cooperate with Heritage's reasonable requests relating to matters that pertain to your employment by Heritage.

7.
Mutual Non Disparagement.    From and after the date of this Agreement, you shall not make any remarks, statements or comments to any third party disparaging the integrity or reputation of Heritage and its subsidiaries and their respective employees, officers, directors, affiliates and principal shareholders. From and after the date of this Agreement, Heritage will not, and will use its best efforts to cause its and its subsidiaries' employees officers, directors and principal shareholders (and the officers and directors of such principal shareholders) not to, make any remarks, statements or comments to any third party disparaging your integrity or reputation, by, among other things, directing all individuals who are made aware of the existence of this Agreement, including all members of Heritage's Senior Management Staff, not to disparage you and to comment, if at all, to any third party about your employment and your leaving employment with Heritage in a manner consistent with the text of the reference set forth in Item 3 of Exhibit B.

8.
Restrictive Covenants

  (a)    General.    You and Heritage understand and agree that the purpose of the provisions of this Section 8 is to protect legitimate business interests of the Heritage, as more fully described below, and is not intended to impair or infringe upon your right to work, earn a living, or acquire and possess property from the fruits of your labor. You hereby acknowledge that the post-employment restrictions set forth in this Section 8 are reasonable and that they do not, and will not, unduly impair your ability to earn a living after Separation Date. Therefore, subject to the limitations of reasonableness imposed by law upon restrictions set forth herein, you shall be subject to the restrictions set forth in this Section 8.

  (b)    Definitions.    The following terms in quotations used in this Section 8 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

    "Confidential Information" means any confidential or proprietary information possessed by Heritage or its affiliates or subsidiaries, including without limitation, any confidential "know-how", customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans, new personnel acquisition plans and any other information that would constitute a trade secret under the common law or statutory law of the State of Massachusetts.

    "Determination Date" means your Separation Date or any earlier date (during the Restricted Period) of an alleged breach of the Restrictive Covenants by you.

    "Person" means any individual or any corporation, partnership, joint venture, association or other entity or enterprise.

    "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, member, trustee, director, officer, manager, employee, agent, representative or consultant.

    "Protected Employees" means employees of Heritage or its affiliated companies who were employed by Heritage or its affiliated companies at any time within six (6) months prior to the Determination Date.

    "Restricted Period" means a period beginning as of the date of this Agreement and extending two (2) years from the Separation Date, except that in the case of the restrictive covenant contained in Section 8(e) hereof, the Restricted Period shall mean a period beginning as of the date of this Agreement and extending one (1) year from the Separation Date.

    "Restrictive Covenants" means the restrictive covenants contained in Section 8(c)–(e) hereof.

  (c)    Restriction on Disclosure and Use of Confidential Information.    You understand and agree that the Confidential Information constitutes a valuable asset of Heritage and its affiliated entities, and may not be converted to your own use. Accordingly, you hereby agree that you shall not, directly or indirectly, at any time, reveal, divulge or disclose to any Person not expressly authorized by Heritage any Confidential Information, and you shall not, directly or indirectly, use or make use of any Confidential Information in connection with any business activity other than that of Heritage. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either Heritage's rights or your obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

  (d)    Non-solicitation of Protected Employees.    You understand and agree that the relationship between Heritage and each of its Protected Employees constitutes a valuable asset of Heritage and may not be converted to your own use. Accordingly, you hereby agree that during the Restricted Period you shall not directly or indirectly on your own behalf or as a Principal or Representative of any Person solicit any Protected Employee to terminate his or her employment with Heritage.

  (e)    Noninterference with Company Opportunities.    You understand and agree that all shopping center and other investment opportunities with which you were involved during your employment with Heritage constitute valuable assets of Heritage and its affiliated entities, and may not be converted to your own use. Accordingly, you hereby agree that during the Restricted Period, you shall not directly or indirectly on your own behalf or as a Principal or Representative of any Person, interfere with, solicit, pursue, or in any way make use of any such opportunities.

  (f)    Exceptions from Disclosure Restrictions.    Anything herein to the contrary notwithstanding, you shall not be restricted from disclosing or using Confidential Information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by you or his agent; (ii) becomes available to you in a manner that is not in contravention of applicable law from a source (other than Heritage or its affiliated entities or one of its or their officers, employees, agents or representative) that is not bound by a confidential relationship with Heritage or its affiliated entities or by a confidentiality or other similar agreement; (iii) was known to you on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to you by Heritage or its affiliated entities or one of its or their officers, employees, agents or representatives; or (iv) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, court order or legal process, any disclosure or use shall be limited to the extent that disclosure or use is required by law, court order or other legal process and you shall provide Heritage with prompt notice of such requirement so that Heritage may seek an appropriate protective order prior to any such required disclosure by you.

9.
Rights and Remedies Upon Breach.    In the event you breach, or threaten to commit a breach of, any of the provisions of Sections 7 or 8 hereof, Heritage shall have the right and remedy to enjoin, preliminarily and permanently, you from violating or threatening to violate the provisions of Sections 7 or 8 hereof and to have the provisions of Sections 7 or 8 hereof specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the provisions of Sections 7 or 8 hereof would cause irreparable injury to Heritage and that money damages would not provide an adequate remedy to Heritage. The rights referred to in the preceding sentence shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to Heritage at law or in equity. You acknowledge and agree that the Restrictive Covenants of Section 8 are reasonable and valid in time and space and in all other respects.

10.
Return of Documents and Property.    In signing this Agreement, you represent that you have returned to Heritage any and all documents, materials and information related to the business, whether present or otherwise, of Heritage and its subsidiaries and affiliates, and all copies, and all keys, credit cards, computers, phone and other tangible property of Heritage and its subsidiaries and affiliates, in your possession or control.

11.
Mutual Release.    By accepting the terms of this Agreement and signing in the space provided at the end of this agreement: You hereby release and forever discharge and hold Heritage and its subsidiaries, their respective current and former employees, officers, directors, shareholders, representatives, successors, insurers, attorneys and affiliates harmless from all claims or suits, of any nature whatsoever, present or future, being directly or indirectly related to your employment or the termination of such employment with Heritage and specifically but without limitation including any claims for notice, pay in lieu of notice, wages, salary, wrongful dismissal, breach of contract, severance pay, bonus, overtime pay, incentive compensation, equity compensation, vacation pay, or claims pertaining to Heritage stock options, stock or employee benefits plans. Heritage, for itself and on behalf of its subsidiaries and affiliates, hereby releases and forever discharges and holds you and your successors and heirs, and your insurers, attorneys and affiliates harmless from all claims or suits, of any nature whatsoever, present or future, being directly or indirectly related to your employment or the termination of such employment with Heritage. Each of Heritage and you also agrees not to file a lawsuit asserting any such claims. This Release includes, but is not limited to, contract and tort claims, claims growing out of any legal restriction on Heritage's right to terminate its employees and claims or rights under federal, state, and local laws prohibiting employment discrimination, including but not limited to Title VII of the Civil Rights Act, the Americans with Disabilities Act, and the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990, which arose before the date this Agreement is signed. You agree that Heritage has furnished you with adequate consideration in exchange for this Release. Each of Heritage and you agrees that these terms represent a full and final settlement of any and all claims you or Heritage may have arising out of your employment with Heritage, except that this Release shall not release or affect any vested rights you or Heritage may have under the terms of this Agreement or any vested right you may have under the Heritage Property Investment Trust, Inc.'s Amended and Restated 2000 Equity Incentive Plan or Heritage's 401k plan.

  You understand that nothing in this Agreement and Release shall be construed to affect the Equal Employment Opportunity Commission's ("Commission") independent right and responsibility to enforce the law. You understand, however, that, while this Agreement and Mutual Release does not affect your right to file a charge or participate in an investigation or proceeding conducted by the Commission, it does bar any claim you might have to receive monetary damages in connection with any Commission proceeding concerning matters covered by this Agreement and Release.

12.
Further Assurances.    Each party shall execute and deliver all such further documents and instruments and do all acts and things as the other party may after the date hereof reasonably require to carry out or better evidence or perfect the full intent and meaning of this Agreement.

13.
Indemnification.

  (a)    Following the date of this Agreement, Heritage agrees that it will indemnify and hold you harmless against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the date of this Agreement, whether asserted or claimed prior to, at or after the date of this Agreement (other than pertaining to your breach of any agreements with Heritage, including without limitation to the provisions of Sections 7 or 8 hereof), to the fullest extent that Heritage would have been permitted under Maryland law and its certificate of incorporation or bylaws in effect on the date hereof to indemnify you (and Heritage shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided you provides an undertaking to repay advances if it is ultimately determined that you are not entitled to indemnification).

  (b)    The provisions of this Section 13 are intended to be an addition to the rights otherwise available to you by law, charter, statute, bylaw or separate agreement between Heritage and you.

14.
Notice.    Any notice required or permitted to be given by this Agreement shall be effective only if in writing, delivered personally against receipt therefor or mailed by certified or registered mail, return receipt requested, to the parties at the addresses hereinafter set forth, or at such other places that either party may designate by notice to the other. Notice to Heritage shall be addressed to:

      Heritage Property Investment Trust, Inc.
      131 Dartmouth Street
      Boston, MA 02116
      Attn: President and Chief Executive Officer

  Notice to you shall be addressed to you at your last residence shown on the records of Heritage. All such notices shall be deemed effectively given (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, and (iii) if mailed, two (2) days after being mailed as described above.

15.
Modifications.    No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and an authorized officer of Heritage.

16.
Governing Law.    The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws of the Commonwealth of Massachusetts.

17.
Severability.    If any provision of this Agreement, including all or any portion of the Restrictive Covenants, is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired and shall be given full effect, without regard to the invalid portions.

18.
Survival.    Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including without limitation your obligations under Sections 6, 7, 8 and 11 hereof.

19.
Counterparts.    This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

20.
Arbitration.    Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

21.
Acknowledgments and Return Date.    This is an important legal document, and you should consult with an attorney of your own choice in deciding whether to accept this offer. In signing this agreement, you give Heritage assurance that you have had a full and reasonable opportunity to consider its terms; that you have read and understood all of those terms; and that your acceptance of this Agreement is freely and voluntarily given.

  If the terms of this Agreement are acceptable to you, please sign and return this letter to me no later than twenty-one (21) days from the date you receive it. You may revoke this Agreement at any time during the seven-day period immediately following the date of your signing. If you do not revoke this Agreement, then, at the expiration of that seven-day period (the "Effective Date"), this Agreement shall take effect as a legally binding agreement between you and Heritage on the basis set forth above. The enclosed copy of this letter, which you should also sign and date, is for your records.

22.
Entire Agreement.    This Agreement, the Exhibit hereto and the Mutual Release referred to in Section 11 above set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, express or implied, including but not limited to the Severance Agreement.

Very truly yours,
Heritage Property Investment Trust, Inc.,
By:	/s/ THOMAS C. PRENDERGAST Name: Thomas C. Prendergast Title: Chairman, President and Chief Executive Officer

        I, the undersigned, having had the time to reflect, and having actually consulted with counsel of my choosing, freely accept the above terms of my separation. I acknowledge and agree that no representative of Heritage has made any representation to or agreement with me relating to this Agreement which is not contained in the express terms of this Agreement. I acknowledge and agree that my execution and delivery of this Agreement is based upon my independent review of this Agreement.

Witness:	Accepted and agreed:
/s/ JANICE ERICCSON	/s/ MARY KATE HERRON Mary Kate Herron
Date: April 28, 2004	Date: April 28, 2004

QuickLinks

  Exhibit 99.9